Exhibit 99.1

MEDTOX® Scientific, Inc.

Third Quarter Conference Call

October 14, 2009

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Good morning everyone. I’m Kevin Wiersma, chief operating officer of the MEDTOX Laboratory Services division, and also CFO of the company. Welcome to our third quarter conference call.

Before Dick Braun, our CEO, begins our prepared presentation, I’d like to cover one administrative item: Forward looking statements in our conference call today are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors are described from time to time in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Our call today is in listen-only mode, and we would also like to welcome those listeners who have accessed this morning’s call on the internet. Following our prepared remarks, we’ll have a question and answer session that is accessible to institutional investors and qualified financial analysts covering MEDTOX and our industry. We look forward to your questions.

Also joining us for our call is Jim Schoonover, our chief marketing officer, and at this time I’m pleased to introduce Dick Braun, CEO of MEDTOX.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin.

Lab-based drugs-of-abuse business showed strong growth in new sales quarter over quarter. But due to economic conditions affecting employment, revenues from our existing client base were down. The decrease in revenue was mitigated by very strong business from new DAU laboratory clients of $1.6 million, or a 15.4% increase for the period year over year. Clinical laboratory revenues attributed to our laboratory expansion increased to $6.2 million from $5.1 million, or a 21.5% increase from the prior-year period. New account activity in the clinical laboratory for the quarter was solid, and we maintain a long-term positive view of our clinical laboratory diversification efforts.

In the Diagnostic Segment, revenues were down quarter over quarter attributable to lower sales of devices to our workplace drugs-of-abuse clients. On July 24, 2009, the Company received 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market its PROFILE®-V MEDTOXScan® Drugs-of-Abuse Test System with three additional drugs. The total number of drugs detectable on the system is now twelve. The MEDTOXScan® Reader and expanded panel is the broadest panel with the lowest detection levels available with any FDA cleared reader in the market place. Since receiving FDA approval for the expanded panel we have shipped over 200 units. Our July 29th press release that can be found on our web site www.medtox.com, provides a more detailed description of the Reader and Test System.

While we are being negatively impacted in our drugs-of-abuse business because of economic conditions affecting hiring patterns, new client growth in the laboratory drugs-of-abuse business continues to be strong, which has been the case during the downturn in hiring associated with this recessionary period. We remain focused on gaining market share so that when employment picks up we are well positioned to benefit from the leverage of increased business from our expanding client base.

Expansion of our clinical laboratory capabilities, while having created expense and margin pressure in the short run, is continuing to gain traction.

We remain committed to our strategy of gaining increased market share in drugs-of-abuse and aggressively diversifying into larger and higher value clinical markets as a solid, sustainable and long term strategy.   Kevin ...

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Thank you, Dick. Here are some details regarding the quarter.   Revenues were $22.3 million in the quarter, down 0.7% from the third quarter of last year.

In our lab business, third quarter revenues were $17.7 million, up 1.3% from the third quarter of last year.

Revenues from drugs-of-abuse testing decreased 9.0% to $9.5 million for the quarter primarily as a result of a 23.8% decline in revenues from our existing drugs-of-abuse clients due to challenging economic conditions affecting hiring decision. The decrease was mitigated by strong revenues of $1.6 million from new accounts.

Revenues in our clinical and other laboratory services increased 16.5% to $8.2 million for the quarter primarily due to 21.5% growth generated by our expanded clinical laboratory capabilities. Clinical Trial Services revenues increased to $2.0 million for the quarter, up from $1.6 million in the second quarter of 2009 and compared to $1.9 million for the third quarter of last year.

In our diagnostic product business, third quarter revenues were $4.6 million, down 7.5% from last year due primarily to a 22.4% decline in revenues from device sales in the workplace market.

Our overall gross margin was 39.0% in the third quarter, compared to 42.1% last year.   Our lab business operated at a 33.7% margin in the third quarter, down from 37.4% in the third quarter of last year. The decrease in gross margin was due to a 9.0% drop in drugs-of-abuse testing revenues over a highly fixed cost structure and increased costs associated with our clinical laboratory expansion. Gross margin in our diagnostic products division was 57.7%, down from 58.5% last year.

Our selling, general and administrative expenses were $7.1 million or 31.8% of revenues in the quarter, up from $6.1 million or 27.0% of revenues in the third quarter last year. The increase was primarily associated with an increase in sales and marketing expense; the reclassification of $180,000 from other expenses which were determined to be more appropriately classified in SG&A in the quarter; and an increase in retirement plan expense relating to an investment gain on our marketable equity securities held in trust. The increase in retirement plan expense associated with the investment gain was offset by the amount of the gain being recorded in other income.   Research and development expenses were $555,000 in the quarter down 9.3% from the third quarter of last year due primarily to decreased product development expense in our diagnostics product division.

We recorded other income of $147,000 in the quarter compared to other expense of $181,000 in the third quarter of last year. The income in the current quarter is due to the reclassification of $180,000 to SG&A and an investment gain on our marketable equity securities held in trust.   In terms of the balance sheet, at quarter end we had $3.3 million in cash and our trade receivables are up from their year-end level due to the timing of sales and cash receipts. Our days sales outstanding was 64.7 days for the quarter compared to 60.4 days last year.  Our bad debt expense remains below 1.0% of sales.

For the first nine months of the year, capital expenditures were $3.5 million and depreciation and amortization was $4.0 million. Cash flow from operations was

$3.4 million for the first nine months of the year.   This concludes our review of the Company’s financial performance.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin. We would now be glad to take any questions that you may have.

QUESTION AND ANSWER

Steven Crowley - Craig-Hallum Capital Group - Analyst

Good morning, gentlemen. A couple questions for you. Maybe a good place to start would be you have another very good quarter of new business generation in the workplace drugs-of-abuse business and maybe across your business line. Maybe you could offer us a little bit of color on what look to be good numbers there.

Jim Schoonover - MEDTOX - VP & CMO

Steve, this is Jim Schoonover. I think we've continued to sell both into the occupational health clinic market and also the small to midsize corporate market with our laboratory-based drugs-of-abuse program. We continue to find that the value-added services we offer resonate with that group.

Clearly, some of the larger corporations, especially those in retail, in construction, industries of that nature, have been impacted more by the recession than others. So we did see that strong sales growth mitigated a bit by the other activity.

But we feel very good about our position in the market. We tend to be high-service and we think that that is a position that not only will do well in the short run but for the long-term as well.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Now, in terms of the decline in business year over year from existing customers, one of the things we've talked about is steeper declines or steep declines in the base started to happen last autumn, maybe starting last September or so. Do you think the theory holds water that as you anniversary some of those steep declines, the same-store sales declines should lessen and be less of a head wind for you? Do you think that theory holds water?

Dick Braun - MEDTOX - Chairman, President & CEO

We would like to think so, Steve. It's a little early to predict, even though we have seen in this most recent quarter a flattening through the quarter, but I'm not sure that's a long enough time period to predict a trend. But I think that's a fairly solid theory and we’re optimistic that that will happen.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Then in terms of a couple new areas, or rejuvenated areas, hospital drugs-of-abuse testing -- you spent some ink in the press release talking about the attributes of your tests, and I think some of the metrics you provided us in there in terms of number of units you've been able to get in customers' hands since FDA approval back in July, seem encouraging.

What can you tell us about the reintroduction of the product? Are most of those units going to accounts that were using your visually-read test, or are you expanding the portfolio of customers at a noticeable clip? How optimistic are you about that becoming a pretty meaningful growth driver, let's say over the next year?

Jim Schoonover - MEDTOX - VP & CMO

Steve, the actual number of units placed is 250, of which 190 Readers went to existing clients that were waiting for the FDA clearance on all 12 drugs, and then 60 Readers have gone to new clients.

As you probably know, with the hospital lab process or selling process, it's a bit elongated from the standpoint that we have to send them a validation study, then they run the study, they make their decision, and then they start to order from us. So since we didn't get the clearance until the end of July, we've really only had two full months to get new sales moving. We think that that's going to pick up, the revenue from the new sales will pick up in the subsequent quarters.

The other thing I wanted to mention is that Cardinal Health has very much focused on this product with their sales reps. They have 120 scientific product sales reps. This has become a product that they’re emphasizing, very much so, in the last quarter of 2009. So we anticipate good activity through our partnership with Cardinal.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great. You know, one of the business areas we talked about last quarter that seemed to be gathering nice momentum was your laboratory services offering for pain management. Maybe you could give us an update there.

Jim Schoonover - MEDTOX - VP & CMO

Sure. In the quarter, we increased the number of sales representatives in the pain, or what we now really term, prescription monitoring program. We have five full-time sales reps, most of whom are traveling and going to see prospects in all 50 states. We also have five associate sales reps dedicated to that market and we continue to make progress. We continue to be able to convert clients from other competitors to MEDTOX. We think that the primary reason for that is we have a fairly unique story in that we have a 25-year history as an industry-leading toxicology laboratory, and we've seen just about anything that can be seen in the area of pain management from a specimen point of view. So we feel extremely well positioned in the market. It's a growing market and it's a fairly diverse market in terms of the different entities out there that are doing this type of testing. So we think it's got great growth potential for us.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Fantastic. Then just a couple housekeeping questions for Kevin and I’ll jump back in the queue. Kevin, you gave us year-to-date numbers for D&A, CapEx and cash flow from operations. I missed the year-to-date D&A number.

Then, you have three buckets of revenue within product sales that add up to that $4.6 million number. If you have those numbers, if you could share them with us, that would be great. Thank you.

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Sure Steve. Depreciation and amortization was $1.4 million in the quarter.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And year-to-date? Did you have a year-to-date number?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Year-to-date is $4 million.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And CapEx you said year-to-date was $4 million also?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

CapEx year-to-date, $3.5 million.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And cash flow from operations year-to-date, why don't I ask you for that number again?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

$3.4 million.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, I had that one right. And then the breakdown of product sales?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

In product sales, our POCT products were $4.2 million, contract manufacturing was $0.3 million, and other diagnostic products, $0.1 million.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, thanks for taking my questions. I’ll hop back in the queue.

Steven Crowley - Craig-Hallum Capital Group - Analyst

I’ll come back at you with just a follow-up or two. You know, Dick, a while ago, you had mentioned that it was likely that, over time, that contract manufacturing bucket would wither away by design; you would kind of walk away from that business. It seems like there is a slow glide path to doing that. Is that still the plan?

Dick Braun - MEDTOX - Chairman, President & CEO

Partially, yes. We only had a handful of clients in that area because it was sort of unique product offering that two or three companies were utilizing from us, which is also one of the reasons we decided to exit it.

Two of those people are largely gone or will be gone soon. One is actually an entity that we’re continuing to talk with and to see -- they have some interest in continuing with us doing the contract manufacturing, and we’re now negotiating to see if we can do it on terms that are favorable for both of us.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, so it might have longer runway than we might have thought 18 months ago?

Dick Braun - MEDTOX - Chairman, President & CEO

Some portion of it may have a little bit longer run than we earlier anticipated.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Then I'm encouraged to hear the focus of your partner, Cardinal Health, on the hospital drugs-of-abuse Reader and products. It seems like customer acceptance out of the gate, post your recent FDA approval, is encouraging. Can you help us connect the dots a little bit as to what kind of driver that could be for you guys financially? Should it start to show up this quarter with a more robust product sales number and build noticeably over next year? What's the right way for us to think about that?

Jim Schoonover - MEDTOX - VP & CMO

Steve, I think it will continue to grow, quarter over quarter, for the foreseeable future. It is not as economically sensitive an area as some of the other diagnostic product areas. I think the customer acceptance of the Reader has been extremely positive. We made some design changes based on the FDA process and they’ve been well received.

I also believe that -- It’s a large market, there are, give or take, 5,000 hospitals in the US. Obviously, a number of them use auto analyzers so that they would not have a need for a product of this nature, but there's a number of others that are currently not our customer that we’re going to target. Again, from a market share point of view, we probably to date only have, say, 5% to 10% of what we think the available market is, and we certainly think we have the best product on the market. So I think, going forward, though it's not going to be a rush to the door, we’re going to make steady progress each quarter and gain more market share.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great. Now, one thing we haven't talked about on this call is your initiative with a general clinical laboratory services offering. Can you give us a little bit of an update for what's going on there and what the strategy is there?

Jim Schoonover - MEDTOX - VP & CMO

Sure. As Dick said in his prepared remarks, it’s making slow but steady traction in the local and regional markets. We've continued to add to our test menu. We brought up a vitamin D assay and also an H1N1 test recently.

We do think that the sales cycle tends to be longer because we have relationships that prospects are involved with, with other labs that we need to either augment or replace. But we’re comfortable with where we’re at. We have a very good, sound strategy. We’re patient but not too patient on the activity that we expect. We’re pretty pleased with where the laboratory is in terms of positioning within the local market and the regional market.

Dick Braun, MEDTOX - Chairman, President & CEO

We would like to thank you for joining us, and we look forward to speaking with you again when we announce year end results. Thank you.